UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EvergreenBancorp, Inc., Seattle, Washington, the bank holding company for EvergreenBank, has announced the appointment of Joseph M. Phillips to its board of directors and to the board of EvergreenBank effective February 15, 2007. Mr. Phillips is the Dean of the Albers School of Business and Economics for Seattle University. He graduated with a B.A. in economics from LaSalle University and received his M.A. and Ph.D from the University of Notre Dame. This expands EvergreenBancorp's board to nine members. Mr. Phillips was not immediately appointed to any committees of the board. A copy of the press release announcing the appointment of Mr. Phillips to the board is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not Applicable
(d) Exhibits
99.1 Press Release dated February 16, 2007, announcing Joseph Phillip's appointment to EvergreenBancorp's board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

February 21, 2007	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive VP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Registrant dated February 16, 2007